Exhibit 99.1

For Immediate Release

For more information contact:	Shawn Severson
EnergyTech Investor
415-233-7094

or
David I. Rosenthal
UQM Technologies, Inc.
303-682-4900

UQM Technologies Announces Termination of Stock Purchase Agreement with Hybrid Kinetic Group

LONGMONT, COLORADO, DECEMBER 27, 2016 - UQM TECHNOLOGIES, INC. (NYSE MKT: UQM), announced that on December 26, 2016 it terminated the Stock Issuance and Purchase Agreement (the “Agreement”) with Hybrid Kinetic Group Limited.  The Agreement provides that it may be terminated by either party if various conditions to closing were not satisfied on or before December 25, 2016 (the “End Date”).  Among the closing conditions that were not satisfied or waived by the End Date was the approval by UQM’s shareholders of an amendment to UQM’s Articles of Incorporation to reduce the voting requirements for future amendments to the Articles of Incorporation and other corporate actions from the current two-thirds threshold to a majority threshold (Proposal Three in UQM’s Proxy Statement related to the Agreement).

As the transaction with Hybrid Kinetic did not close by the End Date, UQM’s Board of Directors and the special committee of independent directors of UQM determined to terminate the Agreement. There are no penalties to UQM from terminating the Agreement following the End Date.

“While a majority of our shareholders voted in favor of the investment transaction with Hybrid Kinetic, our shareholders were sufficiently concerned about the reduction in voting threshold on key corporate actions that Proposal Three was soundly defeated even after adjourning and reconvening our annual meeting two times to allow us further time to solicit votes to approve this change,” said Joe Mitchell, President and CEO of UQM.  “We have cash and an asset base to meet our anticipated liquidity needs for the near future.  Pending orders from key customers will help to fill our pipeline over the next several months.  We have already re-engaged our investment banking advisor BDA Partners, and with the activity we have recently seen in the electric vehicle market, we are optimistic that we will be able to secure partnership opportunities to execute on our global strategy to obtain volume production contracts leading to increased revenue flow and profitability.”

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901

As previously announced, UQM has adjourned its Annual Shareholder Meeting with respect to the proposal to amend and restate its Articles of Incorporation to increase the number of authorized shares of its common stock.  UQM’s Board of Directors believes that approval of the proposal to increase the number of authorized shares of UQM common stock is still in the best interest of UQM for future potential partnerships even though the Agreement with Hybrid Kinetic was terminated.

About UQM

UQM Technologies is a developer and manufacturer of power-dense, high-efficiency electric motors, generators, power electronic controllers and fuel cell compressors for the commercial truck, bus, automotive, marine, military and industrial markets. A major emphasis for UQM is developing propulsion systems for electric, hybrid electric, plug-in hybrid electric and fuel cell electric vehicles. UQM is TS 16949 and ISO 14001 certified and located in Longmont, Colorado. For more information, please visit www.uqm.com.

This Release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements appear in a number of places in this Release and include statements regarding our plans, beliefs or current expectations about the availability of other partnership opportunities, and our beliefs about the electric vehicle market and our prospects in that market.  Important factors that could cause actual results to differ from those contained in the forward-looking statements include the receptiveness of other potential partners to our business. Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are contained in our Form 10-K and Form 10-Q’s, which are available through our website at www.uqm.com  or at www.sec.gov.

Source: UQM Technologies, Inc.

UQM TECHNOLOGIES, INC. 4120 SPECIALTY PLACE, LONGMONT, COLORADO 80504  (303) 682-4900  FAX (303) 682-4901